SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2007

TRANSNATIONAL FINANCIAL NETWORK, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

          1-14219

           65-0067192

(Commission File Number)

(IRS Employer Identification No.)

353 Sacramento Street, Suite 1500, San Francisco California     94111

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (415)  321-3290

401 Taraval Street, San Francisco, California                    94116 (415) 242-7800

Registrant’s former address and telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1..01.

Entry into a Material Definitive Agreement

Item 2.01.

Completion of Acquisition or Disposition of Assets.

Acquisition of Telava Networks, Inc.  On October 1, 2007, the Registrant acquired Telava Networks, Inc., a Nevada corporation (Telava”), pursuant to an Agreement and Plan of Reorganization dated September, 2007.  The acquisition was effected by the issuance of 971,134 shares of Series A Convertible Preferred Stock to the six shareholders of Telava in exchange for all of the 20,000,000 shares of Telava. An additional 400,000 shares of Series A Convertible Preferred Stock will be reserved for issuance to certain holders of Telava convertible notes. Each share of Series A Convertible Preferred Stock is convertible into 100 shares of common stock.

In connection with the acquisition, the Registrant issued or committed to issue 369,166 shares to ten persons, including outside directors, management and others, in exchange for their outstanding options to purchase common stock. The exercise price for these options ranged from $0.60 to $1.22.  Following the acquisition, there remained outstanding options to purchase 245,000 shares at an exercise price of $7.50 per share. The persons receiving these shares in exchange for options agreed to a lockup of their shares until January 1, 2009.  Certain other shareholders also agreed to a lockup of their shares.

The Registrant is in discussions with the six holders of ~~the~~ $757,000 in  subordinated debentures regarding their conversion as well as another 31 holders of $2,687,700 in convertible subordinated debt regarding the conversion pursuant to the terms of that debt.  Such convertible subordinated debt converts into one share of common stock for each dollar in principal amount of debt outstanding. The Registrant also issued 951,786 shares of common stock to one person for conversion of a warrant, 1,020,000 shares of common stock to one person for cash of $500,000 received by the Registrant earlier in 2007, and 200,000 shares to a finder.

Prior to the transactions set forth above, the Registrant had 9,320,229 outstanding shares of common stock. Immediately following these transactions, the Registrant will have 15,234,824 shares of common stock issued or reserved for issuance and 1,371,134 shares of Series A Convertible Preferred Stock outstanding, which are convertible into 137,133,400 shares of common stock.

Disposition of Mortgage Business. In consideration of $10.00 and the obligations assumed and indemnifications granted, the existing assets and liabilities outstanding prior to the acquisition of Telava have been assigned to assumed by an affiliate of Joseph and Maria Kristul which has agreed to hold the existing entity harmless.  Further, that affiliate of the Kristuls has agreed to indemnify and hold Telava harmless for all unasserted claims existing on the date of the closing.

Item 3.02 Unregistered Sales of Equity Securities

The Registrant has issued or reserved for issuance 1,371,134 shares of Series A Convertible Preferred Stock, as described in response to Item 2.01 above. This includes 971,134 shares issued to the six shareholders of Telava and 400,000 shares reserved for future issuance.

In connection with the acquisition, the Registrant issued or committed to issue 369,166 shares to ten persons, including outside directors, management and others, in exchange for their outstanding options to purchase common stock. The exercise price for these options ranged from $0.60 to $1.22.

The Registrant is in discussions with six holders of $757,000 in subordinated debentures regarding their conversion as well as another 31 holders of $2,687,700 in convertible subordinated debt regarding the conversion pursuant to the terms of that debt.  Such convertible subordinated debt converts into one share of common stock for each dollar in principal amount of debt outstanding. The Registrant also issued 951,786 shares of common stock to one person for conversion of a warrant, 1,020,000 shares of common stock to one person for cash of $500,000 received by the Registrant earlier in 2007, and 200,000 shares to a finder.

The exemptions relied upon for the issuance of these securities was Section 4(2) of the Securities Act as a non public offering, and, with respect to the debt, option and warrant conversions,  Section 3(a)(9) of the Securities Act which section exempts exchanges of securities with between an issuer and its security holders. In both the conversion of the options and the convertible debentures, no person solicited the exchange of securities for compensation, and the exchanging security holders did not receive any property other than securities of the Registrant.

Item 5.01 Changes in Control of Registrant

A change of control took place on October 1, 2007 as a result of the acquisition of Telava described above. Control was assumed from Joseph Kristul, Maria Kristul, and an LLC controlled by them.

The names of the current directors and executive officers of the Registrant and holders of more than 5% of the outstanding shares of common stock and the number of shares held and the percentage of the total issued and outstanding Common Stock (the only voting security) of the Registrant owned by each of them are as follows. The address of each, unless otherwise noted, is 353 Sacramento Street, Suite 1500, San Francisco California.

Number of Shares

Percentage of

Name

Office

Age

Owned

Shares Owned

Baldwin Yung

PRESIDENT/CEO/

36

9,711,300

6.4%

CFO/DIRECTOR

Chris Chen

Vice President

49

7,769,100

5.0%

Ray Powers

Vice President

61

--

--

Boaz Yung

Vice President

28

2,427,800

1.6%

Charles Choi

Director of

47

--

--

Operations, Korea

Colin Tilley

Executive Board

57

--

--

Dicken Yung

Director

71

4,370,100

2.9%

Michael Corrigan

Director

50

--

--

Ruth Brown

Director

63

--

--

Rodger Spainhower

Director

63

--

--

Joseph Kristul(2)

Director

60

2,242,290

1.5%

Carlington HK

   Limited(3)

N/A

N/A

67,979,400

44.6%

All executive officers and directors as a

 group (11 persons)

26,520,590

17.4%

(1)

Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power.

(2)

Except for Mr. Kristul, who directly owns only common stock, represents shares of common stock issuable upon conversion of Series A Convertible Preferred Stock at the rate of 100 shares of common stock for each one shares of Series A Convertible Preferred Stock.

(3)

Mr. Lam Kam Hung is the control person of Carlington Hong Kong Limited, an investment group which directly owns these shares, and he may be deemed to be the beneficial owner of the 679,794 shares of Series A Convertible Preferred Stock shares owned by Carlington Hong Kong Limited.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the change of control, and as a condition of the Agreement, both of the officers of the Registrant resigned (consisting of Joseph Kristul and Maria Kristul) and all of the directors except for Mr. Kristul resigned, consisting of Messrs. Robert A. Forrester, Alex Rotzang,  J. Peter Gaskins, Paul Garrigues, and Dennis Orsi. None of these individuals provided any statement in connection with their resignation. The individuals named below under the caption “Management” below were elected as officers and directors upon Closing of the acquisition, except that Mr. Kristul who continued as a director.

No arrangement or understanding exists between any director and any other person with respect to his or her election as a director.  The Registrant has not entered into any compensatory plan for any of its executive officers and directors other than salaries.

Employee

Annual Compensation

Baldwin Yung

$80,000

Ray Powers

$72,000

Chris Chen

$80,000

Boaz Yung

$63,000

Charles Choi

$60,000

Management

The following persons became officers and directors October 2007, except for Mr. Kristul who continues as a director since  1985.

Baldwin Yung – President and Chief Executive Officer and Chief Financial Officer

Baldwin Yung, age 36, has been President, CEO and CFO of Telava  since inception.  Mr. Yung is an experienced venture capitalist and finace executive who has raised funds for in both debt and equity for publicly and privately-held companies.  He is also a successful entrepreneur, having co-founded a publicly-traded interactive multimedia and data management company- DigiLava, Inc..Earlier in his career, Mr. Yung worked for global public accounting firms, such as Price Waterhouse Coopers, L.L.P., PKF International (previously known as Pannell, Kerr & Forster), Worldwide CPAs, specializing in external audits and financial advisory services.  He has provided management consulting services to small to medium-sized start-ups and early-stage companies in various sectors including technology and telecommunications.

Mr. Yung has a Bachelor of Arts degree in Accounting from University of Oregon. He is a member and was appointed as the Honorary Chairman of the Business Advisory Council of the State of California and was awarded 2005 Businessman of the Year.

Ray Powers - Vice President

Dr. Ray Powers, age 61, has been Vice President of Telava since 2006. He has over 40 years of progressive technology and business leadership experience beginning with 30 years at AT&T/US West, followed by accomplishments in non-regulated companies and start-up through IPO entrepreneurial environments. Prior to involvement with Telava Networks, Dr. Powers served as Chief Operating Officer and Executive Vice President of International Communications Group Inc., a microwave back-haul wholesale carrier that owned nearly 460 wireless transmits sites throughout the U.S; as President & CEO of ICG, which provided telecommunications, technology management, and project management consulting; President & CEO of Compass Corporate Holdings which owns subsidiaries that provide CLEC, IT services, and wholesale international voice and data carrier services; as Senior Vice President and COO of American MetroComm Corporation, a CLEC providing local, long distance and a broad range of telecommunications services; and Vice President of Technology Management at Dade Behring International Inc., serving in an M&A environment, responsible for technology integration activities worldwide.

As a senior executive at AT&T/US West, Dr. Powers directed the Corporate Project Management group, served on the strategic planning board (Cabinet), and was responsible for evaluation of new technology products.  He has had extensive involvement with the Project Management Institute (PMI), served as the Director of Standards for the Institute, and is a Certified Project Management Professional (PMP).  Dr. Powers has served on the faculty of the graduate degree programs at the University of Phoenix and at Keller Graduate School of Management, and on the University of Phoenix Advisory Board.  He has a Bachelor of Science degree in Business Management from Arizona State University, an MBA in Technology Management from the University of Phoenix, and a Doctorate Degree in Education specializing in leadership and technology convergence.

Chris Chen – Vice President

One of the founders of Telava Marketing, Chris Chen, age 49, has served as Vice President since 2003, bringing more than 25 years of experience in the telecommunication industry.

Prior to joining Telava, Mr. Chen served as President and CEO of Success Communications, Inc. Its core business includes software consulting of Long Distance Carrier and Operator Service Company, operations of LEC calling cards, operations of prepaid calling cards, credit card billings, LEC billing, direct billing, telemarketing setup, training and sales, customer services, and collections for telecommunications and Internet companies.

From 1995 to 1998, Mr. Chen served initially as MIS Director and, subsequently, as Vice President of Operations with Intercontinental Communications Group, Inc., a long distance carrier.  Prior to this, Mr. Chen was MIS Director for major companies, including Ascom Communications, Inc., the second largest pay phone company, US Communications of Westchester, Inc., a private pay phone company, Business Technologies Group, an accounting and technology service company, and The Pilgrim Group, Inc., a mutual fund company.

Mr. Chen obtained a Master of Science degree in Computer Science from The Stevens Institute of Technology in Hoboken, New Jersey in 1986 and a Bachelor of Science degree in mathematics from the National Central University in Taiwan in 1981.  Mr. Chen has also completed management and financial courses in the MBA program of Nova University of Fort Lauderdale, Florida.

Boaz Yung - Vice President

With extensive experience in emerging business and technology, Boaz Yung, age 28, has served as Vice President of Telava since 2003,  overseeing new market development, long-term strategic direction and the overall vision of the Company.  As a co-founder, Mr. Yung spearheaded Telava Marketing to a global corporation employing nearly 200 representatives.

Mr. Yung’s leadership philosophy and professional experience mirrors the Company’s goal—providing solution through strategy with technology and insight with action. He has led major assignments for companies with innovative technologies for Fortune 500 companies in the United States, Asia and Europe.  Mr. Yung possesses more than 10 years experience in business and consumer software product development, specifically in start-up software technology for both the Internet and advertising markets.

Prior to Telava, he served as Vice President of Operations at DigiLava, Inc. (DGLV.PK), a US publicly traded interactive multimedia and data management company.  Mr. Yung also received his broad experiences and extensive network in the capital financing field while working as a Direct Investment Manager at Worldwide Capital.

Mr. Yung is an honor graduate of University of Oregon with a Bachelor of Science degree in General Science with minors in Computer Information Technology, Business, and Chemistry. Boaz Yung is the brother of Baldwin Yung.

Charles Choi – Director of Operations, Korea

Charles Choi, age 47, has served as Director of Operations of Telava Marketing in Korea since 2007, bringing more than 20 years of experience of marketing and business development in the printing, coupon service, Internet and chemical industries.

Prior to joining Telava, Mr. Choi served as President of Ttoore, Inc, the second largest coupon company in Korea, which was acquired by Telava in 2005.  Its core business included coupon book printing, PR brochure printing, web coupon service, web event service, on-off co-promotion service, mobile coupon service, and promotion event planning.

From 2000 to 2002, Mr. Choi served as Senior Manager of Web Marketing with Townnet, Inc., a GIS service provider.  Prior to this, Mr. Choi served as Marketing Manager of plastic resins (Polyvinylchloride, Polyethylene, etc.) with Hyundai Petrochemicals Co. Ltd. (1990–2000) and Honam Petrochemical Co. Ltd. (1986–1990).

Mr. Choi obtained a Bachelor of Science degree in Chemistry from the Korea University in Seoul, Korea, in 1986.  Mr. Choi has also completed a marketing management course in the training program of Korea Productivity Center in Seoul.

Colin Tilley – Executive Board Member

Colin Tilley, age 57, has been a Board Member of Telava Networks, Inc. for four years.  He has over 30 years of general management experience.  Having started his career in municipal government in London, where he rose to the position of Deputy Director, he went to work for international management consultants Pannell Kerr Forster Associates as a senior management consultant for five years.  He left to establish the first of three companies he has successfully co-founded.  The first, Whiteley International, was a management consultancy, of which he was a partner for some 12 years, which specialised in strategy development, business planning, organizational reviews and business monitoring and evaluation.  During this time, he also co-founded Creating Excellence, a multi-faceted management and marketing company, with UK clients such as Nike, Reuters, the BBC, Comic Relief, Sport England, UK Sport and the British Heart Foundation.  He has been involved in all aspects of the business, especially strategic direction, business planning and development and client development.  He remains as a director of that organization in a mainly non-executive capacity.  More recently, he formed Tilley and Associates, to offer consultancy and interim management services.

In a non-executive capacity, Mr Tilley has been appointed twice to the boards of The Princess Alexandra Acute Hospital Trust and the World Leisure Organisation, which is a Non-Governmental Organisation (NGO) of the United Nations.  He was recently appointed to the board of Usport at the University of Sheffield.  He has co-authored two books and numerous articles on many aspects of management, especially leadership and motivation.

Mr Tilley has a Bachelor of Education (Hons) degree from Loughborough University in the UK and a Masters degree in management from the University of Oregon, USA.

Dicken Yung – Director

Dr. Dicken Yung, age 71, has served as a member of the Board of Directors since inception.  Since 1996, Dr. Yung has been serving as President of East Asia Region of Special Olympics International (SOI).  Additionally, Dr. Yung had served as a Board Member of Special Olympics International for three terms.  He is Founder of Special Olympics ( Hong Kong), serving as Chairman from l974 until 1991. Prior to his position at SOI, Dr. Yung taught as a Professor at the University of Oregon, USA.  Previous to that, Dr. Yung had held various senior professional and administrative positions in the British Hong Kong Government, including Deputy Secretary of Municipal Services; Commissioner for Culture and Recreation; Principal Assistant Secretary of Staff Management, and Principal Education Officer.

In addition to his 30 years of voluntary service to Special Olympics, Dr. Yung had held many active leading roles over the course of 40 years in a large number of charities and non-government organizations internationally and in Hong Kong.  He served as Board and Executive Board Member at World Leisure Organization, Board Member of Hostelling International (USA), President of Hong Kong Recreation Management Association,  Founder and President of Hong Kong Sports Association for the Mentally-handicapped (1974-1991), Founding Member and Honorary Vice-President and Program Chairman of Hong Kong Sports Association for the Physically-disabled, President of The Association for Scientific Studies on Mental Handicap (HK), and Board Member and Program Chair of Hong Kong Physically-handicapped and Able-bodied Association.

Dr. Yung is a Justice of Peace and is the 2003 recipient of Magnolia Gold Medal Award-Shanghai Municipal Government’s most distinguished award.  Dr. Yung earned his Ph.D. from the University of Nottingham, M. A. from the University of Leeds, both in the UK, and other postgraduate qualifications, and Senior Fellowships from the University of Otago,NZ, University of Hong Kong, and professional institutes in the UK and the US. Dr. Yung is the father of Baldwin Yung and Boaz Yung.

Michael Corrigan, age 58, has been a Director since inception of Telava and Director of the Registrant since October 2007.

Ruth Brown has been a Director since inception of Telava and Director of the Registrant since October 2007.

Mr. Rodger Spainhower, Sr. , Director

Mr. Spainhower, age 63, has been a director since October 2007. He founded Highland, a business consulting company in 1984 and has since then been providing services to businesses in areas of management, administration, compliance, software development and data management.  Prior to founding Highland, Mr. Spainhower served as President and CEO of Hyland Title Corporation, where he oversaw the company’s management, administration and coordination of all services to a major title insurance agency.  Before Hyland Title, Mr. Spainhower built a broad base of operations experience serving as Vice President at Great Western National Bank and as Operations Officer & Auditor at Valley National Bank in the US.  At both banks, Mr. Spainhower was in charge of managing the bank operation for various branch offices including cash control, personnel, accounting and customer services.

Mr. Spainhower studied at the American Institute of Banking with special emphasis on Banking and Business Administration.

Joseph Kristul – Director

Joseph Kristul, age 60, co-founded the Company in 1985, has been a director since that time and until October 2007 was its Chief Executive Officer, and responsible for the Registrant's overall management until that time. He is also a member of the Board of Directors of Viso Corporation.  He currently is the chief executive officer of Transnational Financial Networks, Inc., which purchased the Registrant’s mortgage operations in October 2007. Mr. Kristul graduated with a Master of Science in Applied Mathematics and Mechanics from the Odessa Physics and Technology University, in Odessa, Ukraine, in 1971.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Closing, the Board of Directors of the Registrant authorized 1,800,000 shares of Series A Convertible Preferred Stock. Each share of the Series A Convertible Preferred Stock is convertible into 100 shares of common stock, has the voting rights of 100 shares of common stock, and has liquidation and dividend rights of 100 shares of common stock, and a liquidation preference of $1.00 per share.

Item 8.01. Other Events

The Registrant provides the following information regarding Telava Networks, Inc. and its business pursuant to this Item 8.01.

When used in this Form 8-K, the words "expects," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties, including those set forth below under "Risks and Uncertainties," that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date hereof. Telava expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based. This discussion should be read together with the financial statements and other financial information included in this Form 8-K.

Risk Factors.

Investing in shares of our common stock involves a high degree of risk. Before investing in our common stock, careful consideration will need to be given to the following risks, together with the financial and other information contained in this prospectus. If any of the following risks actually occur, our business, prospects, financial condition and results of operations could be adversely affected. In that case, the trading price of our common stock would likely decline and all or a part of any investment could be lost. The main risks of the Company, in summary, are:

▪

Margins are thin in the initial stages due to network growth requirements and competitive pricing.  Opportunities must be effectively managed.

▪

Cost of capital investment in network build outs must be effectively managed.

▪

The Integrated Communications Provider (ICP) environment is evolving rapidly and is intellectual capital intensive.

▪

Some competitors are very large & well financed.

▪

Effective management of rapid growth scenarios & ancillary opportunities is a mandate.

Risks Relating to Our Company.

We are an early stage company with a history of positive net revenue, which we expect to continue for the foreseeable future.  However, at this stage of our development we are subject to the following risks:

•

our results of operations may fluctuate significantly, which may adversely affect the value of an investment in our common stock;

•

we may be unable to develop and deploy our network, expand our services, meet the objectives we have established for our business strategy or grow our business profitably, if at all;

•

it may be difficult to predict accurately our key operating and performance metrics because of our limited operating history.

In addition, the stock market in general, and the market for shares of technology companies in particular, has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. We expect the price of our common stock will be subject to continued volatility. In addition, in the past, following periods of volatility in the trading price of a company’s securities, securities class action litigation or shareholder derivative suits have often been instituted against those companies. Such litigation, if instituted against us, could result in substantial costs and divert our management’s attention and resources.

The Company Background.

Telava Networks, Inc. (“Telava”) was incorporated in Nevada on July 23, 2003 as Local Area Yellow Pages to provide advertising and directory listings for small and medium sized businesses on its

Internet website in a “Yellow Pages” format.  The Company provides those services to its subscribers for a monthly fee.  These services are provided primarily to small and medium sized businesses throughout the United States.  On May 17, 2006, the Company formed Telava Wireless, Inc. as a subsidiary for the purpose of entering and mobile WiMAX broadband solutions.  On November 6, 2006, the Company acquired 40 microwave towers through its subsidiary Telava Wireless, Inc., see Note 10 for additional discussions.  On July 10, 2007, Telava amended its Articles of Incorporation to change the name of the corporation to Telava Networks, Inc. (“Telava”) for the purpose of launching the Telava network that provides the next generation fixed and mobile WiMAX broadband solutions to small and medium businesses, public safety organizations, and others in various markets through its network.   Telava continues its Yellow Pages operations while, at the same time, expanding its WiMAX network.  Through June 30, 2007, nearly all of our revenues have been generated by our Yellow Pages business.

Telava Networks, Inc. (“Telava”), provides the next generation fixed and mobile WiMAX broadband solutions to residence customers, small and medium businesses, public safety organizations, schools, local and state governments, and other consumers in various markets through its network.   The Company has four defined divisions comprised of Telava Wireless, Inc. (“Telava Wireless”), Worldwide Communications Associates, Inc. (“Telava Towers”), Local Area Yellow Pages, Inc. (“Telava Marketing”), and Telava Spectrum, Inc. (“Telava Spectrum”), which incorporates last mile network delivery capability as well as complete back office support and internal marketing capacity.

The Company has a nationwide network footprint of microwave towers, with a serving radius of approximately 12 million people.  In addition to the owned tower network, Telava is anticipated to gain access and market its services in 23 additional markets covering a population of approximately 92 million through the licensed 2.3 GHz spectrum.

As new and evolving technologies become available, ever-increasing market demand for bandwidth, continuing development of bandwidth applications and the socio-economic and political drivers associated with technology convergence, provide the potential for significant network growth.  The Company has created a vision and implementation strategies that will place Telava in the forefront of wireless deployment in Tier II through Tier IV rural markets in the United States and select international markets.

Since birth, a whole generation has lived with and anticipates a mobile connected lifestyle.  Telava believes there is appreciable potential in capitalizing on this trend and in evolving to become an integrated communications provider that includes delivery of wireless IP bandwidth delivery, Internet access, Voice over Internet Protocol (VoIP) telephony, IPTV, Video on demand and other bandwidth applications, including advertising, entertainment, education and public safety. Other complementary wireless solutions are designed to assist carriers and other service providers in meeting their network needs. These ancillary elements include: Collocation (terminal POP and Tower), back office support, marketing and sales support, Customer Premise Equipment, Network Design Services, Installation and Maintenance Outsourcing, Dispatch and a 24-hour Network Operations Center (NOC).

In combination, Telava’s strategic relationships with prominent manufacturers and other communication providers, enables the delivery of high-quality and versatile services through technology convergence, bundled applications and its advanced high-speed wireless infrastructure that reaches into alternate tier markets and rural locations. The Company’s management team has in-depth business and communications experience and is fully committed to outstanding customer care, quality of service and efficient and effective utilization of evolving technology. Additionally, the Company is actively involved in association with local communities to provide high-speed wireless broadband solutions in support of local education applications as well as “first responders” and public safety initiatives, including police, fire, emergency, city hall, libraries and local government needs.

Telava’s solution is designed to address this dynamic marketplace creating a potentially attractive investment opportunity. Quick time to market, robust applications, high throughput and quality service will be crucial for success. Assuming an early and enthusiastic funding commitment, Management is on schedule to achieve revenues of approximately US$25 million in early 2008. The Company projects revenues of approx. US$50 million in late 2008; US$115 million in 2009, and US$200 million in 2010.

Telava Networks is comprised partly of start-up components as well as seasoned functional capability divisions, working together with strategic partnerships to provide full ICP solutions.  The Company has completed initial research, development and initial test marketing of its technology and programs, and is ready for full and aggressive deployment. Due to the huge opportunity and time-sensitivity of this launch, the Company is seeking a minimum commitment of US $75M to fund continued implementation of the business plan. The proceeds are broken down into the following categories: $20 million for infrastructure; $47 million for acquisitions and deployment of fixed and mobile WiMAX; and $8 million for operations and general corporate use.

Our focus is on a scaleable, bandwidth-driven network, which prepares us for future demand and avoids limited use depreciating assets.  The network footprint in rural markets is one key differentiator, as is the ability to provide wireless last-mile functionality on one hand and extension into major gateway hubs for international long distance connectivity on the other.  The next key differentiator is Telava Spectrum.  Telava Spectrum has secured a licensed agreement within the frequency range of 2.3 GHz spectrum.  This license agreement with BellSouth Corporation (now AT&T) covers the entire Southeastern United States, and the Company is in discussion to gain access to additional spectrum in 2.3 GHz and 700 MHz licenses in the US.

Complementary capabilities include the Company’s marketing assets.  Recognized by the Better Business Bureau, the Telava Marketing division is a nationwide online business directory and value-added service provider. It has over 1,500 customer service agents available and places more than 150 million phone calls annually from five different countries.  Telava Marketing specializes and drives growth through its multi-lingual outbound telesales, direct-mail and e-commerce marketing techniques, to singly manage an incremental customer base of up to 1,500 new subscribers per week.  The initiative of a customer-focused corporate culture, disciplined business methodology and application of a technology driven engineering model, takes advantage of new technology capability balanced with strategic vision and business growth criteria.  Included in this approach is an acquisition and strategic alliances philosophy that assists in addressing increasing demand and the need for rapid growth, while concurrently reducing the extraordinary capital requirement for an organic network build.

Network deployment and capital investment decisions are based on revenue trigger points associated with consumer demand in each specific market.  Legal and regulatory status, as well as the business financial model, also drives the network and market footprint.  The business model will prompt network capital investment based on revenue (or revenue commitments) in each market, prior to incurring capital investment costs.  Initial target customers include bundled wireless services to rural communities, planned high-tech up-scale suburban communities, intelligent office parks, wholesale customers, such as CAPs (Tier I-IV), international carriers and other markets made available by circumstance, technology or footprint.

The Company Network Footprint.

Telava has access to multiple Points of Presence (POPs) located in every state across the United States. In addition to access to leased fiber capacity, Telava owns microwave tower sites in multiple rural markets and has access to many more through strategic alliance agreements, which provide connectivity from Tier 1 cities out to underserved secondary and tertiary markets.

A portion of Telava’s network solution in a market consists of (i) P2P  bandwidth delivery, (ii) multiple  P2MP access point and (iii) associated customer premise equipment (CPE). The network is designed to be scalable as more access points and CPE is deployed. With intelligent network design, there is no physical limit to the number of access points that can be deployed in metropolitan and/or rural markets thus providing for scaleable capacity and coverage to meet an individual market’s demand as it grows. For P2MP deployment, every access point radio has a service radius of 15 to 30 miles depending on terrain. Access points can be located nearly anywhere, including company owned towers, building roof tops, existing cellular, paging or television towers, water tanks, or even unique clandestine locations such as inside church steeples. Current CPE access is through rooftops, side-of-building or through wireless modems located inside customer locations.

Our financial model triggers capital investment to migrate off-net customers to the Telava network whenever feasible.  The model defines the revenue required to warrant capital investment and still maintain positive cash flow.  Margins increase from 33% to over 70% when the network is fully owned as opposed to being leased.  The model also identifies recurring and non-recurring costs, and includes overhead, training, and sales expenses.

Due to the rapid and positive evolution of factors that continue to encourage growth in the communications sector, Telava has projected substantial increase in its customer base and top line revenue, and expects to maintain positive EBITDA.

The map overleaf (Figure 1) shows the current wireless network footprint and access to fiber capacity.

Figure 1: Telava Footprint

In addition to the Telava footprint, the Company has access to multiple network components as well as to 2.3 GHz licensed spectrum in the southeast of the U.S.

Company Structure.

Telava is currently structured into four (4) defined divisions: Telava Wireless, Telava Towers, Telava Marketing, and Telava Spectrum. T Company’s four (4) divisions are detailed further.

Telava Wireless:

•

40 carrier-grade micro-wave tower assets in select markets

•

24/7 Network Operating Center (NOC) located in San Francisco, California

•

Tower network capability in 18 states

Marketing, engineering and operations personnel are headquartered in San Francisco, California

Telava Towers:

•

86 carrier-grade micro-wave tower assets

•

Tower network in 22 states

•

State-of-the-art warehouse located in Las Vegas, Nevada

•

Nationwide field operations team.

Strategic Alliance partnership with access to an additional 1,000 microwave towers

Telava Spectrum

•

Leaseholder of 2.3 GHz spectrum with nationwide portfolio of over 92 mm population in 23 additional markets

•

Strategic partnerships with AT&T, Korea Telecom, PosData, InfoMark, and the Korea Ministry of Information and Communications

Focused on IEEE 802.16/ETSI HiperMAN standard

Telava Marketing:

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Over 14M business database

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Over 30,000 active business customers

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Strategic partnerships with major LECs, including Verizon, AT&T, and Ameritech and member of the Better Business Bureau

Placed more than 150 million phone calls and over 1,500 seats available in multiple languages

The Company Spectrum Availability.

Telava will utilize the FCC approved licensed-exempted and licensed spectrums.  The Company has already secured a 2.3 GHz spectrum license agreement with BellSouth Corporation for the entire southeastern U.S. and is in discussions to gain access to additional spectrum in 2.3 GHz and 700 MHz licenses in the U.S.  The current licensed spectrum lease agreement gives the Company access to the cities listed in Table 1 below:

Table 1:  BellSouth 2.3GHz Spectrum Licensed lease agreement Cities

MEA	Name of MEA	Block	Name of Licensee
ME07	CHARLOTTE-GREENSBORO-GREENVILL	A	BELLSOUTH WIRELESS CABLE, INC.
ME07	CHARLOTTE-GREENSBORO-GREENVILL	B	BELLSOUTH WIRELESS CABLE, INC.
ME08	ATLANTA, GA	A	BELLSOUTH WIRELESS CABLE, INC.
ME08	ATLANTA, GA	B	BELLSOUTH WIRELESS CABLE, INC.
ME09	JACKSONVILLE, FL	B	BELLSOUTH WIRELESS CABLE, INC.

ME10	TAMPA – ST.PETERSBURG – ORLAND	A	BELLSOUTH WIRELESS CABLE, INC.
ME10	TAMPA – ST.PETERSBURG – ORLAND	B	BELLSOUTH WIRELESS CABLE, INC.
ME11	MIAMI, FL	A	BELLSOUTH WIRELESS CABLE, INC.
ME11	MIAMI, FL	B	BELLSOUTH WIRELESS CABLE, INC.
ME22	KNOXVILLE, TN	A	BELLSOUTH WIRELESS CABLE, INC.
ME23	LOUISVILLE – LEXINGTON – EVANS	A	BELLSOUTH WIRELESS CABLE, INC.
ME23	LOUISVILLE – LEXINGTON – EVANS	B	BELLSOUTH WIRELESS CABLE, INC.
ME24	BIRMINGHAM, AL	B	BELLSOUTH WIRELESS CABLE, INC.
ME25	NASHVILLE, TN	A	BELLSOUTH WIRELESS CABLE, INC.
ME25	NASHVILLE, TN	B	BELLSOUTH WIRELESS CABLE, INC.
ME26	MEMPHIS – JACKSON, TN	B	BELLSOUTH WIRELESS CABLE, INC.
ME27	NEW ORLEANS – BATON ROUGE, LA	A	BELLSOUTH WIRELESS CABLE, INC.
ME27	NEW ORLEANS – BATON ROUGE, LA	B	BELLSOUTH WIRELESS CABLE, INC.
RE02	SOUTHEAST	C	BELLSOUTH WIRELESS CABLE, INC.
RE02	SOUTHEAST	D	BELLSOUTH WIRELESS CABLE, INC.
RE04	MISSISSIPPI VALLEY	C	BELLSOUTH WIRELESS CABLE, INC.
RE04	MISSISSIPPI VALLEY	D	BELLSOUTH WIRELESS CABLE, INC.

Employees.

Telava has 40 employees, 38 of which are full time and none of which are represented by a labor union.

Property.

Telava subleases 11,000 square feet of office space in two modern office buildings in San Francisco and in Seoul, Korea from a company associated with its Chief Executive Officer. Theses spaces function as the administrative offices.

COMMUNICATIONS TECHNOLOGY

“Last Mile” is a phrase used to describe customer connectivity of a voice or data transmission path to the network.  For 100 years, last mile service was the exclusive domain of the local telephone company, but deregulation changed that.  Now multiple virtual local operators, wireless companies and cable and satellite companies provide last mile connectivity for data and voice.  More changes are in store as the convergence of technology evolves and new wireless technologies, like 802.16 WiMAX, are implemented.  This is a brief review of the various last mile technologies, as an aid to readers in understanding this strategic business plan.

Voice Communications.

Since the invention of the telephone, voice communications has used dedicated circuit-switched voice networks.  Circuit-switching allocates a line, or circuit, to a single call for the duration of that call. Early circuit-switching was made manually by telephone operators, who were first replaced by automated electromechanical and then by digital telephone exchanges, which connect circuits based upon the number dialed by the caller.

During the past twenty years, wireline telephones have been augmented by mobile phones, which communicate wirelessly with a nearby base station.  Each base station is connected to the public telephone system, the “backhaul” connection, either by copper or fixed wireless transmission.  Mobile telephones operate on cellular networks, meaning that each operator’s coverage area is divided into a number of cells, each with its own base station. The coverage area of each cell varies based upon numerous factors, including:

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Power of the signal being transmitted

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Terrain: mountains, valleys and tall buildings reduce signal range necessitating smaller cells

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Frequency of the transmission: higher frequencies have shorter range

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Likely peak demand of the population being supported

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Bandwidth allocated to the operator

More frequency spectrum creates more system capacity, enabling more simultaneous users to be supported. In the United States, signal power, frequency allocation and base station locations are all controlled by the Federal Communications Commission (“FCC”).

A key element of a wireless network is seamless hand off between cells, so that a mobile phone user traveling between cells can continue a conversation uninterrupted as they move from one cell to the next.  First-generation (1G) mobile phones introduced in the 1980s were large, high power analog devices.  Second generation mobile phones (2G) introduced in the 1990s used digital signal modulation and lower power to support more users, albeit with a reduction in range and often call quality.  2G operators divide their FCC-allocated bandwidth into carriers, then into channels and, finally, into slots.  This channelization is accomplished by air interface equipment at the base station using one of three basic methods:

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Frequency Division Multiple Access (FDMA)

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Time Division Multiple Access (TDMA)

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Code Division Multiple Access (CDMA)

The combination of different channelization methods and diverse frequencies are the reasons that a single mobile phone will not work on all networks in all countries.

Data Communications.

The widespread adoption of computers by both business and government entities during the past forty years has created tremendous demand for digital data communications.  Initially, networks were built from point-to-point connections using modems to transmit digital data over the existing analog telephone infrastructure at very slow data rates.  To address increasing demand for data communications services, telephone companies began selling digital circuits at a variety of data rates, from copper T1 connections providing 1.54 Mbps up to fiber optic OC-192 connections providing 622 Mbps.

Academic, military and business Wide-Area Networks (“WAN”) had existed for many years.  The advent of the Internet in the 1990s created the first open public WAN and massive incremental demand for data communications from both private and business users.  The TCP/IP communications protocol has been essential to the success of the Internet.  Historically, computer companies, such as IBM and DEC, defined proprietary communications protocols that only their equipment used, forcing business users to select computer products from a single vendor in order to ensure that they worked together.  The advent of TCP/IP changed the model by enabling equipment and software from one vendor to talk with equipment and software from any other vendor.

TCP/IP is a packet switched protocol, meaning that the data to be communicated is broken up into small packets, each of which is sent separately across the network to be reassembled at its destination. TCP/IP packet switching provides a number of advantages over circuit switching:

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Network circuits are no longer tied up by a single user for the duration of a conversation.  Each packet is very small and can be transmitted quickly, followed by a packet from another user, or process.  With a fast enough connection each user, or process, achieves results similar to a dedicated connection.

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A Packet specifies its destination, not the means by which it should get there.  In fact, all trips across the Internet take multiple ‘hops’ where a packet is sent via several intermediate locations before reaching its final destination.  At each hop, the next hop is determined by intelligent network routers from multiple possible routes providing both redundancy and scalability.

Broadcast Communications.

A broadcast signal delivers the same content to a broad audience simultaneously. Terrestrial wireless radio introduced commercial broadcasting, followed some years later by television.  In both cases, a signal broadcast from a transmission tower is received by a broad audience within the tower’s coverage area using an antenna. Multiple signals are transmitted by different broadcasters to the same audience on different frequencies and each listener/viewer selects which broadcast they wish to receive by filtering out the unwanted frequencies using a radio or television tuner.  In order to provide live national coverage, television broadcasters began using satellites so that a single signal could be sent to multiple broadcast towers simultaneously, which, in turn, transmit the signal to local audiences.  In order to maximize advertising revenue, broadcasters sell media slots at national and local levels by overlaying a national satellite feed with a local feed.

Cable television companies have made significant last-mile infrastructure investments during the past twenty years, installing coaxial cable to every house in their service area.  They aggregate many live and off-air video feeds either by satellite or high-speed wireline data communications, and deliver those feeds to the viewer’s cable decoder. Unlike broadcast television, cable networks are bi-directional enabling the cable company to remotely monitor the set-top box and viewers to make interactive requests such as pay-

per-view.  The figure 3 shows representation of the broadcast communications functionality:

Figure 3. Broadcast communications

Satellite
Backhaul
Satellite
Network
Cable
Network
TV
Broadcaster
Content creation:
Live event
Satellite
subscriber
Cable
subscriber
Broadcast
tv viewer
Last Mile Delivery

Source: Skyway

Satellite television eliminates the need for local terrestrial re-transmission of the signal by sending it directly to the consumer’s satellite dish.  The advent of high-power satellites has enabled broad consumer adoption by reducing the price of service and the diameter of consumer satellite dishes.  Satellite last mile delivery is often unidirectional, requiring the viewer to use a telephone line to send pay-per-view requests to the satellite broadcaster.

Network Convergence.

The wide array of voice and data communications options available today cause businesses and consumers to purchase multiple single-purpose communications devices and services to complete their daily tasks.  Workers typically have a personal computer connected to the company Local Area Network (“LAN”), which, in turn, is connected to the Internet.  In addition, there is a phone per employee connected to a company Private Branch Exchange (“PBX”), which is, in turn, connected to the public telephone system.  Many companies also provide cell phones and laptops to mobile employees.  Most consumers have a telephone, a mobile phone, radios, televisions, cable or satellite television tuners, a home computer, an ISP account and, increasingly, a cable or DSL modem.  In each case, there is an expensive duplication of voice, data and broadcast infrastructure.

Network convergence is becoming reality: mobile phones now receive email, PDAs include cellular voice and data connectivity, cordless phones switch to cellular networks when out of range, laptops support video conferencing, televisions and computers have been integrated into a single device, and even the refrigerator has not escaped being Internet enabled by Korean electronics company LG. The goal of network convergence is to provide access to voice, data and broadcast services simultaneously from a single network connection using a single network protocol, TCP/IP.

Figure 4: Network Convergence

Convergence will reduce costs, simplify networking, and encourage creativity with a host of new network connection products.  Voice over IP (“VoIP”) has been used between computers for some time, but broad adoption has been delayed for a number of reasons, including:

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The widely deployed TCP/IP v4 guarantees neither the delivery order of data packets nor Quality of Service (“QoS”).  This is an issue for voice communications where it is important that there is low latency

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TCP/IP v4 was never conceived to support the number of connected devices being deployed and it will run out of addresses in the not too distant future

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TCP/IP provides no native security.

Although many technical shortcomings have been addressed in TCP/IPv6, the existing networking infrastructure investment means that it will take time before there is widespread Ipv6 support.  In spite of these limitations, both AT&T and Verizon have announced that they will launch consumer VoIP service soon, and many corporate networks have been using point-to-point VoIP for some time. Network convergence will be a reality within the next decade and will have a profound impact on the communications as network access devices, content and value added services are unbundled.  We are already witnessing this as represented below:

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Established television broadcasting networks focus on content creation, licensing their original programming to various cable and satellite companies for distribution

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AOL and MSN are selling content packages to consumers who have broadband network access provided by their local phone or cable company

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Music and movies are being sold and delivered online as content providers are forced to embrace the compelling distribution economics of the Internet, comforted with more robust digital rights management

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Telephone companies, currently being forced to eliminate the distinction between local and long distance calls, will rethink their international calling model as an increasing population of VoIP users call anywhere in the world at little or no charge.  Telephone hardware vendors are facing stiff competition from IP networking companies and network convergence is providing businesses and consumers with an increasing number of network options that best suit their needs and budget.

Broadband.

While TCP/IP has become the universal communications protocol there will be no standardization of the physical communication medium.  In fact, there are an increasingly wide variety of wireline and wireless technologies catering to specific requirements and environments. The major categories are listed in Figure 5.

Figure 5. Last

Wireline.

Wireline access provides reliable and cost effective means of broadband service for the majority of home and business users.  For consumers there is little to choose between cable and ADSL.  In both systems network operators have restricted upstream performance to limit the systems usefulness in a business environment. DSL service provides symmetric upstream and downstream capabilities and is aimed primarily at small business users.  Medium size businesses typically installed T1 to T3 lines providing a symmetrical throughput from 1.5 Mbps to 44 Mbps.  During the past several years the similar performance of DSL offerings has placed strong downward pressure on the price of T1 lines.

Fiber optic connections provide the highest throughput of any available technology.  They were originally developed to provide backhaul capabilities for network providers, but are increasingly being used by large or highly network intensive businesses such as a web hosting and video conferencing.

Wireless – Satellite.

The majority of commercially available satellites are geostationary, meaning that they are in synchronous orbit 22,300 miles above the Earth, usefully enabling fixed ground based transponders to always point at the satellite.  Historically, satellites have been used for long range telecommunications backhaul, such as transatlantic voice conversations and national broadcasts of live events, but they are increasingly being positioned as a last mile broadband technology.  Service providers, such as Intelsat, provide high data rate connections to business users.  For consumers, last mile satellite fares less well, because consumer satellite dishes are significantly less powerful than the satellite operators’ transponders for both cost and licensing reasons.  This creates heavily asymmetrical data rates and, in some cases, there is no upstream capability at all.

One of the natural advantages of satellite communications is the broad footprint cast by a geostationary satellite enabling cost effective coverage in sparsely populated areas, over oceans and in the air.

Wireless – 2.5G and 3G cellular.

Smartphones, connected Personal Digital Assistants (“PDAs”), laptops and network operator’s desire for incremental revenue are driving demand for higher speed mobile data services.  The global rollout of 3G cellular technology, which promises mobile data rates of up to 2 Mbps, was expected several years ago, but didn’t materialize due to high spectrum licensing fees extracted from prospective 3G operators.

During the 1990s, the majority of the world standardized on the European developed GSM standard for 2G phones, the notable exceptions being the United States and Japan. GSM,

which is used by over 70% of subscribers worldwide, uses TDMA over three frequency bands: 900 MHz, 1,800 MHz and 1,900 MHz. In order to begin addressing demand for cellular data services, European operators began deploying 2.5G solutions to cost-effectively upgrade existing 2G base stations, to provide data rates comparable with dialup modems.  In parallel with the rollout of 2.5G services, market leaders Ericsson and Nokia developed hybrid 2.5G/3G handsets and base stations to enable a smooth transition from GSM/GPRS to the 3G WCDMA system.

In contrast to the Europeans, United States cellular operators deployed a variety of incompatible 2G technologies ensuring that phones from each operator would only work with that operator’s network.  During the last few years, faced with increasing demand for data services and no clear migration path from existing proprietary systems, United States cellular operators began deploying GSM/GPRS networks.  Users can now use the same handset on multiple domestic and international networks.

Wireless – 802.11 WiFi.

802.11b is a widely deployed Wireless Local Area Network (“WLAN”) technology, which provides connectivity between two peer devices, or between multiple devices and an Access Point (AP) at speeds varying between 1 Mbps and 11 Mbps with a range of up to 300ft.  The effective data rate is dependant upon the distance between devices and the number and density of any physical barriers between them. 802.11g operate in the same crowded 2.4GHz frequency band as 802.11b using three non-overlapping channels.  This makes both 802.11b and 802.11g interference prone.  The advantage of 802.11g is that it provides a notional maximum data rate of 54 Mbps, but backward compatibility with 802.11b devices and interference typically reduces this rate substantially.

802.11a is more likely to deliver 54 Mbps because it operates in the 5.2 GHz spectrum and uses sophisticated OFDM modulation which is less susceptible to interference.  The downsides to 802.11a are that the device range is typically half that of 802.11b/g and the devices are more expensive.

There has been some confusion between 802.11 and 2.5G/3G cellular data services.  In reality, the technologies are designed to accomplish very different tasks: 802.11 is a short range, high speed local area network replacement with high power consumption making it impractical for very small devices.  Conversely, 2.5G and 3.G cellular data networks provide lower peak data rates, but offer long range coverage with seamless cell-to-cell connection transfer and low power consumption required for small devices.

Wireless – Bluetooth PAN.

A Personal Area Network (“PAN”) enables multiple devices within close physical proximity of the user to communicate wirelessly.  Bluetooth has become synonymous with PANs, although it was originally conceived by Ericsson to eliminate the wiring between computer peripherals and to replace fragile line-of-sight infrared.  Bluetooth v1.1 operates in unlicensed 2.4 GHz spectrum, has a maximum range of about 10 meters and supports a data rate of 0.92 Mbps (USB v1.1 communicates at 1.5 Mbps).  Most importantly, Bluetooth chipsets are cheap; prices have fallen to about $5 as production volume has increased.  Over 2,000 device manufacturers now support Bluetooth and almost all new mobile phones and PDAs incorporate it.

Wireless – 802.16 WiMax.

802.16 is designed as a Metropolitan Area Network (MAN) technology and has a range of up to 30 miles, providing symmetrical data rates as high as 100 Mbps.  While a primary market for this technology is the provision wireless backhaul from 802.11 access points, it can also provide wireless last mile service to both fixed and mobile users.  In an effort to drive sales of portable electronic devices using its chips, Intel has become a leader in developing WiMAX chips for telecommunications infrastructure providers.  The radio equipment required to support 802.16 currently consumes more power and costs significantly more per node than WiFi configurations.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Telava was organized in July 2003 to provide advertising and directory listings for small and medium sized businesses on its Internet website in a “Yellow Pages” format.  The Company provides those services to its subscribers for a monthly fee.  These services are provided primarily to small and medium sized businesses throughout the United States.  Through June 30, 2007, substantially all of Telava’s revenue was derived from the Yellow Pages business.  On May 17, 2006, the Company formed Telava Wireless, Inc. as a subsidiary for the purpose of entering and mobile WiMAX broadband solutions.  On November 6, 2006, the Company acquired 40 microwave towers through its subsidiary Telava Wireless, Inc.  Telava intends to launch a network that provides the next generation fixed and mobile WiMAX broadband solutions to small and medium businesses, public safety organizations, and others in various markets through its network.

Results of Operations.

Revenue for the year ended December 31, 2006 was $3,049,090, compared to $5,992,995. The decline of 49% was due to decrease in marketing effort onshore to ease the threshold level required by the Local Exchange Carriers (LEC) and increased focus on building its wireless business. Telava believes that although the yellow pages business is good, it is a more mature industry than WiMAX and the integrated communications provider business, and Telava intends to continue to devote more attention to the communications sector of its business.

Our gross margin as a percentage of sales increased from 58% in 2005 to 69% for 2006.  The increase was due to more retention of our customer base. General and Administrative expenses were almost constant for the two years.  Net income for the year ended December 31, 2006 was $473,305, a decrease of 40% from net income of $1,187,980 in 2005. The decrease was related to the decrease in sales offset in part by increased margins.

Six months ended June 30, 2007 compared to June 30, 2006.

Revenues in the six months ended June 30, 2007 were $2,568,619, compared to $1,312,076 in the six months ended June 30, 2006 due to increase in marketing effort in 2007.  Gross margin in the 2007 period was 29% of revenues, a substantial decrease from the 2006 percentage of 88% due to increase in cost of selling the services and increase in training cost of call centers. . Net income after taxes was $933,436 for the 2007 period, compared to $1,039,649 for the six months ended June 30, 2006.

Liquidity and Capital Resources.

Our working capital as of June 30, 2007 was $3,144,808. Cash for our operations and expansion has been provided by our operations and by shareholder infusions of capital of $1,500,000. Our acquisition of additional assets for the wireless business, including towers, spectrum rights, other infrastructure and technology will require substantial additional capital. The amount required cannot be determined at this time, because it will depend on acquisition opportunities that come to management’s attention. Telava believes that its status as a subsidiary of a public company will facilitate debt or equity placements of its common stock, which will fund its expansion. However, we have no commitments or arrangements for any financing.

Item 9.01.  Financial Statements and Exhibits

(a) Financial Statements.

The audited financial statements of Telava for the two years ended December 31, 2006 and the unaudited six months ended June 30, 2007 are appended to the end of this report as Exhibit 99.1. No pro forma statements are included because the prior mortgage operations have been disposed of and such proforma statements, as adjusted, would be identical to the Telava financial statements. .

(b) Exhibits

Exhibit 2.1

Agreement and Plan of Reorganization between the Registrant and Telava Networks, Inc. Incorporated by reference to Exhibit 10 filed with the Current Report on Form8-K dated August 2, 2007.

Exhibit 2.2

Agreement for sale of mortgage operations. Filed herewith.

Exhibit 3.3.  Certificate of Determination for Series A Convertible Preferred Stock. Filed herewith.

99.1 Financial Statements. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 5, 2007

TRANSNATIONAL FINANCIAL NETWORK, INC.

By: /s/Mr. Baldwin Yung

Its: Chief Executive and Financial Officer